Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 sycr.com	Exhibit 5.1 CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

August 2, 2018

Tandem Diabetes Care, Inc.

11075 Roselle Street

San Diego, California 92121

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Tandem Diabetes Care, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) on August 2, 2018 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Rule 462(b) Registration Statement”).  The Rule 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-224460) originally filed by the Company with the Commission on April 26, 2018 (the “Registration Statement”), and declared effective on May 9, 2018, including the prospectus which forms a part of such Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements. The Rule 462(b) Registration Statement covers an underwritten public offering of up to $15,000,000 in shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, which includes up to $1,956,521.74 in Shares that may be sold by the Company pursuant to the exercise of an overallotment option granted to the underwriters by the Company.  The Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters.

In connection with the preparation of this opinion, we have examined such documents, including the Company’s amended and restated certificate of incorporation, as amended and in effect on the date hereof, the Company’s amended and restated by-laws, as amended and in effect on the date hereof, and the resolutions adopted by the Company’s Board of Directors relating to the Registration Statement and the issuance of the Shares, and considered such questions of law as we have deemed necessary or appropriate.  We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.  As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 sycr.com	Exhibit 5.1 CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

We render this opinion only with respect to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us in the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.